Exhibit 99.1

Parks! America, Inc.

Reports Second Quarter Fiscal Year 2025 Financial Results

Management to host conference call on Monday, May 12, 2025, at 4:30 PM ET

PINE MOUNTAIN, Georgia, May 9, 2025 — Parks! America, Inc. (OTCQX: PRKAD), today announced its financial results for the second fiscal quarter ended March 30, 2025. The summary information in this press release should not be used as the sole basis for making investment decisions. We encourage shareholders to read our complete Form 10-Q, which has been posted on the Company’s website animalsafari.com/investor-relations, for a complete view of the Company and its results.

Segment Financial Results for the 13 and 26 weeks ended March 30, 2025

The Company manages its operations on an individual location basis. Financial information regarding each of the Company’s reportable segments is summarized in the tables below.

	For the 13 weeks ended		For the 26 weeks ended
	March 30, 2025	March 31, 2024	March 30, 2025	March 31, 2024
Total revenue:
Georgia Park	$1,046,387	$1,048,944	$2,157,105	$2,288,954
Missouri Park	374,328	400,733	664,089	642,454
Texas Park	581,306	508,523	951,285	924,417
Consolidated	$2,002,021	$1,958,200	$3,772,479	$3,855,825
Loss before income taxes:
Georgia Park	$148,542	$185,645	$482,488	$551,487
Missouri Park	6,806	50,940	(42,422)	(55,828)
Texas Park	67,073	31,076	15,074	(4,949)
Segment income	222,421	267,661	455,140	490,710
Corporate expenses	(301,482)	(192,722)	(571,834)	(510,408)
Depreciation and amortization	(220,315)	(218,593)	(428,863)	(441,796)
(Loss) gain on asset disposals, net	—	(21,337)	52	(35,754)
Contested proxy and related matters, net	—	(1,164,612)	567,157	(1,291,252)
Other income, net	25,323	34,026	38,705	69,913
Interest expense	(54,709)	(49,147)	(112,178)	(100,592)
Consolidated	$(328,762)	$(1,344,724)	$(51,821)	$(1,819,179)

	For the 13 weeks ended		For the 26 weeks ended
	March 30, 2025	March 31, 2024	March 30, 2025	March 31, 2024
Depreciation and amortization:
Georgia Park	$98,832	$94,659	$188,248	$186,048
Missouri Park	54,303	58,020	108,081	114,420
Texas Park	66,766	65,500	131,706	140,500
Corporate	414	414	828	828
Consolidated	$220,315	$218,593	$428,863	$441,796
Capital expenditures:
Georgia Park	$443,018	$182,515	$938,794	$273,192
Missouri Park	25,623	60,271	33,523	75,045
Texas Park	16,268	11,920	114,068	136,635
Consolidated	$484,909	$254,706	$1,086,385	$484,872

	As of
	March 30, 2025	September 29, 2024
Total assets:
Georgia Park	$7,238,010	$7,520,918
Missouri Park	3,059,835	3,399,324
Texas Park	7,800,448	7,812,661
Corporate	172,660	461,168
Consolidated	$18,270,953	$19,194,071
Total cash & short-term investments:
Georgia Park	$778,094	$1,800,623
Missouri Park	630,478	870,918
Texas Park	550,298	570,122
Corporate	14,681	82,705
Consolidated	$1,973,551	$3,324,368
Asset less cash & short-term investments:
Georgia Park	$6,459,916	$5,720,295
Missouri Park	2,429,356	2,528,406
Texas Park	7,250,150	7,242,539
Corporate	157,979	378,463
Consolidated	$16,297,401	$15,869,703

Conference Call and Webcast Details

The Company will host a conference call to review its financial results of the second quarter of fiscal year 2025 on May 12, 2025, at 4:30 pm ET. The conference call will be webcast and can be accessed on the Company’s website, animalsafari.com/investor-relations.

All participants on the conference call will have the opportunity to ask a question. You may also email your question to ralph@parksamerica.com prior to the call. A transcript of the call will be available on the Company’s website.

About Parks! America, Inc.

Parks! America, Inc. (OTCQX: PRKAD), through our wholly owned subsidiaries, owns and operates three regional safari parks and is in the business of acquiring, developing and operating local and regional entertainment assets in the United States.

Additional information, including our Annual Report on Form 10-K for the fiscal year ended September 29, 2024, is available on the Company’s website, animalsafari.com/investor-relations.

Cautionary Note Regarding Forward Looking Statements

This news release may contain “forward-looking statements” within the meaning of U.S. securities laws. Forward-looking statements include statements concerning our future plans, business strategy, liquidity, capital expenditures, sources of revenue and other similar statements that are not historical in nature. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this news release and speak only as of the date hereof. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ significantly from those expressed or implied by such forward-looking statements. Readers are advised to consider the factors listed under the heading “Risk Factors” and the other information contained in the Company’s Annual Report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Ralph Molina

Head of Investor Relations and Corporate Strategy

(706) 940-2209